EXHIBIT 10.3

                        INVESTMENT CAPITAL FEE AGREEMENT


AGREEMENT   made  this  2nd  day  of  August  2004  by  and   between   Gridline
Communications Corp., a Delaware Corporation (herein "Gridline"), and D. E. Wine Investments Inc., a Texas Corporation (herein "Wine").

WHEREAS, Gridline is engaged in the business of developing, engineering, and providing high-speed internet services over power lines: and,

WHEREAS, Wine is in the business of providing management investment banking services and identifying and securing strategic alliances; and,

WHEREAS, Gridline requires introductions to potential equity and business partners to provide working capital and to replace existing lines of credit: and,

WHEREAS, the Parties desire to enter into this Agreement for the purpose of utilizing the services of Wine on a non-exclusive basis to identify sources of equity financing and assist Gridline in securing financing from such sources for itself and its clients.


NOW, THEREFORE, the Parties do hereby agree as follows:




1. SERVICES WINE hereby agrees to use its reasonable efforts to identify potential equity or debt investors (each, "Investor", together, Investors"), to introduce the same to Gridline and otherwise assist Gridline in securing funding from the Investors ("Services"). Gridline agrees to utilize the Services and to pay for the services as more particularly set-forth herein. Gridline will utilize the Services on a non-exclusive basis and shall be free to utilize the same or similar services of one or more other providers at any time. Wine shall list such Investors on Schedule A, and may add to Schedule A from time to time. Gridline shall automatically accept such listing unless it has an existing active discussion regarding an investment in Gridline with the proposed Investor, or another Finder has already listed such Investor. In such event, Gridline shall notify Wine of such conflict within 24 hours of listing by Wine.


2. TERM This Agreement shall have a term commencing on the date hereof and ending on August 2, 2005 unless earlier terminated by either Party. Such earlier termination shall be by written notice and shall be effective on the date specified in the notice. After termination, no party will have any further obligation hereunder, except that Wine will retain all rights under this agreement regarding payment of any fees earned through the date of the termination.


3.     FEES

       (a)    a cash fee (the "Financing Fee") consisting of:

              (i) a cash placement fee (the "Cash Placement Fee") for EQUITY financing of :

                     10% of the first million dollars,

                     8% of the second million,

                     6% of the third million,

                     4% of the forth million,

                     3% of everything thereafter,

              (ii) a cash placement fee for DEBT financing equal to 5% of the financing amount.

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       (b)    a stock  placement fee (the "Stock  Placement Fee") payable at the closing of the financing equal to 50,000 shares for each million dollars of financing. All shares issued per this section will be restricted common stock of the company.


       The cash placement fee and the stock placement fee will be payable on a prorate basis for any financing amount which falls between the million dollar breakpoints.

       The cash and, stock fee for the Services shall apply during the term hereof, or any extensions thereto, from any Investor first introduced to Gridline by Wine.

       In the event a potential Investor is first identified to Gridline prior to the termination of this Agreement, but no funding by such Investor is made prior to the termination date, then the foregoing fees shall nevertheless be paid to the extent the investment by such Investor is funded and received by Gridline on or before Two (2) years from the effective date of termination. In the event such persons who were not initially identified and personally introduced to the Company by Wine in the Company, no compensation will be owed to Wine. Wine shall not be entitled to any fee if the investment is consummated or if negotiations thereto are completed, more than Two (2) years after the date of a notification of termination or if someone other than Wine had already submitted the name of the potential Investor to Gridline.


4. INVESTOR QUALIFICATION No investment originated by Wine will be accepted by Gridline until the following criteria are met: (1) the investor is determined to be "accredited" (2) the investor is approved by the Company, in its sole discretion.


5. PAYMENT OF FEES Gridline shall pay the foregoing fees to Wine out of a transaction escrow account no later than Forty Eight (48) hours from completion of the investment, or, if cleared funds are not available after 48 hours, then no later than when funds are made available by banking institution.


6. INVESTMENT TERMS The amount of funds to be invested, the form of the investment and each of the terms of such investment shall be determined in the sole and exclusive discretion of Gridline. Gridline shall be under no obligation to contact or deal with any Investor identified by Wine nor shall it be obligated to commit to funding in any amount. Gridline shall not be under any obligation to close any funding in connection with which it has had discussions or received commitments.


7. PROHIBITION OF REPRESENTATIONS Wine will not make any representation concerning Gridline or its business or provide any information about Gridline or its business except to the extent in writing and made or provided by Gridline; provided, however, that Wine may identify Gridline to potential Investors and describe the general nature of the business of Gridline and the amount and type of investment sought.


8. INDEPENDENT CONTRACTOR The Parties agree that the Services are being provided by Wine strictly as an independent contractor. It is not the purpose or intention of this Agreement to create, nor shall this Agreement be construed as creating, any type of partnership, employment or agency relationship between the Parties. Wine is not authorized to take any action on behalf of Gridline or to bind Gridline in any manner except as expressly provided herein

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9.     WINE'S ROLE Gridline acknowledges that Wine is a registered broker-dealer but Wine shall not be required hereunder to, engage in the offer or sale of securities on behalf of Gridline. Wine agrees that, in connection with its activities on behalf of Gridline, it will not engage in a general solicitation of potential investors, as defined in the Securities Act of 1933 and the regulations promulgated pursuant thereto, and it will
       conduct  all  activities  on  behalf  of  Gridline  in  compliance   with
       applicable state and federal securities laws.


10. INDEMNITY Each of the Parties will indemnify and defend the other Party against and hold the other Party harmless from any and all claims, loss, liabilities, damage, demand, or suit (and legal and related costs and expenses that arise, directly or indirectly, from acts or omissions by, or from the breach of any term or condition of this Agreement attributed to the associated Party.


11. MISCELLANEOUS This Agreement shall be governed by and interpreted in accordance with the laws of the State of Texas and controlling federal law. No amendments, changes or modifications to this Agreement shall be valid except if the same are in writing and signed by a duly authorized representative of each of the parties hereto.

       The rights and obligations arising under this Agreement are personal in nature and shall not be assigned or transferred by Wine without the express written consent of Gridline. This Agreement shall be binding on and shall inure to the benefit of the Parties and their respective successors and permitted assigns.


12.    DISPUTE RESOLUTION THROUGH ARBITRATION

       Arbitration: All disputes, controversies or claims by or between AISMI and Wine arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with generally accepted Industry Arbitration Rules of the American Arbitration Association. The parties agree that binding arbitration shall be the sole remedy as to all disputes arising out of this Agreement. All arbitration hearings shall be held at a place designated by the arbitrators as shall be agreed to by the parties.

       Choice of Law: In determining any matter(s) the arbitrators shall apply the terms of this Agreement, without adding to, modifying or changing the terms in any respect, and shall apply Tribal law, or in its absence, then federal law, or in its absence, then state law where the Project (or Agreement) is to be performed.

       Action to Compel Arbitration: Both parties agree that either Party shall have the right to compel and/or enforce, including, if appropriate, by injunctive relief or specific performance, any arbitration decisions and/or arbitration awards in a court of competent jurisdiction. Arbitration shall be held in the City and State where the Project (or Agreement) is to be performed.


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IN WITNESS  WHEREOF,  the duly  authorized  representatives  of the parties have caused this Agreement to be executed on the date first written above.


--------------------------------------- ----------------------------------------
GRIDLINE COMMUNICATIONS CORP             D. E. WINE INVESTMENTS, INC





BY: /s/ Blaize Kaduru                    BY: /s/ W. Randal Miller
    ---------------------------------        ---------------------------------





NAME:   BLAIZE KADURU                    NAME:   W. RANDAL MILLER





TITLE:  PRESIDENT/CEO                    TITLE:  VICE PRESIDENT





DATE:   AUGUST 2, 2004                   DATE:   AUGUST 2, 2004
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                                   SCHEDULE A


               LIST OF PROSPECTS FOR GRIDLINE COMMUNICATIONS CORP.

                                 AUGUST 2, 2004_
                                 ---------------

                  (LIST WILL BE UPDATED WEEKLY OR AS NECESSARY)


       1.     SBI USA.


       3.


       4.


       5.



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